Exhibit 99.7

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Financial Statements

Introduction

Presented below are Phillips 66 Partners LP’s unaudited pro forma consolidated statements of income for the nine months ended September 30, 2017, and for the year ended December 31, 2016, and the unaudited pro forma consolidated balance sheet as of September 30, 2017 (together with the notes to the unaudited pro forma consolidated financial statements, the “pro forma financial statements”). Unless otherwise stated or the context otherwise indicates, all references to “Phillips 66 Partners,” “the Partnership,” “us,” “our,” “we,” or similar expressions refer to Phillips 66 Partners LP, including its consolidated subsidiaries.

On September 19, 2017, we entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Phillips 66 Partners GP LLC (our “General Partner”), Phillips 66 Company, and Phillips 66 Project Development Inc. (“P66 PDI”), each a wholly owned subsidiary of Phillips 66, to acquire Phillips 66’s 100 percent interest in Merey Sweeny, L.P. (“MSLP”), 100 percent interest in Phillips 66 DAPL Holdings LLC representing a 25 percent interest in Dakota Access, LLC (“DAPL”) and 100 percent interest in Phillips 66 ETCO Holdings LLC representing a 25 percent interest in Energy Transfer Crude Oil Company, LLC (“ETCO”) for total consideration of $1,650 million (the “Acquisition”). Collectively, the assets acquired and liabilities assumed under the Contribution Agreement are referred herein as the “Acquired Assets.” Pursuant to the terms of the Contribution Agreement, the consideration for the Acquisition consisted of $372 million of cash, the assumption of a term loan and promissory notes amounting to $1,038 million under which Phillips 66 was the obligor and the issuance of new units with a fair value of $240 million, allocated between common units and general partner units, with the number of general partner units equal to that proportion necessary for the General Partner to maintain its 2 percent general partner interest. Since the Acquisition is considered a reorganization of entities under common control, the Acquired Assets are presented in the pro forma financial statements at Phillip 66’s historical cost.

The pro forma financial statements provide for the issuance of 4,713,113 common units to P66 PDI and the issuance of 292,665 general partner units to our General Partner. We funded the cash portion of the consideration, along with associated offering and transaction costs, with the issuances of public debt and the private placement of common and perpetual convertible preferred limited partner units. The pro forma financial statements include public debt offerings resulting in net cash proceeds of $644 million and the private placement of common and perpetual convertible preferred limited partner units resulting in net cash proceeds of $1,034 million, comprised of $295 million of common limited partner units and $739 million of perpetual convertible preferred limited partner units. The Acquisition closed on October 6, 2017.

The historical financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the consolidated statements of income, expected to have a continuing impact on the combined results of operations. The pro forma adjustments are based on currently available information and certain estimates and assumptions that management believes are reasonable. Actual adjustments may differ from the pro forma adjustments presented herein.
The unaudited pro forma consolidated balance sheet as of September 30, 2017, was prepared as if the Acquisition had occurred on that date. The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2017, and the year ended December 31, 2016, were prepared as if the Acquisition had occurred on January 1, 2016. The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of income should be read in conjunction with the related notes, which are included herein.
The pro forma financial statements may not be indicative of the results of operations or financial position that would have been reported had the Partnership completed the Acquisition on the dates indicated and should not be taken as representative of any future results of operations or financial position.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Statement of Income

	Millions of Dollars
	Nine Months Ended September 30, 2017
	Phillips 66 Partners LP (a)	MSLP (b)	DAPL (c)	ETCO (d)	Pro Forma Adjustments		Phillips 66 Partners LP Pro Forma
	(Unaudited)	(Unaudited)
Revenues and Other Income
Operating revenues—related parties	$563	98	—	—	23	1	684
Operating revenues—third parties	32	59	—	—	(59)	2	32
Equity in earnings of affiliates	111	—	27	9	—		147
Other income (loss)	7	(9)	—	—	10	3, 4, 6	8
Total revenues and other income	713	148	27	9	(26)		871

Costs and Expenses
Operating and maintenance expenses	188	77	—	—	(27)	2, 3, 7	238
Depreciation	82	11	—	—	2	2, 6	95
General and administrative expenses	48	4	—	—	1	8	53
Taxes other than income taxes	23	2	—	—	—		25
Interest and debt expense	71	5	—	—	20	9	96
Other expenses	1	—	—	—	—		1
Total costs and expenses	413	99	—	—	(4)		508
Income before income taxes	300	49	27	9	(22)		363
Provision for income taxes	1	—	—	—	1	10	2
Net Income	299	49	27	9	(23)		361
Less: Net income attributable to Predecessors	—	—	—	—	—		—
Net income attributable to the Partnership	299	49	27	9	(23)		361
Less: General partner’s interest in net income attributable to the Partnership	112	1	1	—	(1)	19	113
Less: Preferred unitholders’ interest in net income attributable to the Partnership	—	—	—	—	28	19	28
Limited partners’ interest in net income attributable to the Partnership	$187	48	26	9	(50)		220

Net Income Attributable to the Partnership Per Limited Partner Unit—Basic and Diluted (dollars)
Common units	$1.72						1.83

Average Limited Partner Units Outstanding—Basic and Diluted (thousands)
Common units—public	44,996				6,304	18	51,300
Common units—Phillips 66	64,047				4,713	18	68,760
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Statement of Income

	Millions of Dollars
	Year Ended December 31, 2016
	Phillips 66 Partners LP (e)	MSLP (b)	DAPL (c)	ETCO (d)	Pro Forma Adjustments		Phillips 66 Partners LP Pro Forma
	(Audited)	(Audited)
Revenues and Other Income
Operating revenues—related parties	$727	149	—	—	21	1	897
Operating revenues—third parties	31	68	—	—	(68)	2	31
Equity in earnings of affiliates	114	—	—	—	—		114
Other income	1	9	—	—	(8)	3, 4	2
Total revenues and other income	873	226	—	—	(55)		1,044

Costs and Expenses
Operating and maintenance expenses	216	98	—	—	(50)	2, 3, 7	264
Depreciation	96	14	—	—	2	2, 6	112
General and administrative expenses	65	6	—	—	2	8	73
Taxes other than income taxes	33	3	—	—	—		36
Interest and debt expense	52	14	—	—	26	9	92
Other expenses	1	—	—	—	—		1
Total costs and expenses	463	135	—	—	(20)		578
Income before income taxes	410	91	—	—	(35)		466
Provision for income taxes	2	—	—	—	—		2
Net Income	408	91	—	—	(35)		464
Less: Net income attributable to Predecessors	107	—	—	—	—		107
Net income attributable to the Partnership	301	91	—	—	(35)		357
Less: General partner’s interest in net income attributable to the Partnership	92	2	—	—	(1)	19	93
Less: Preferred unitholders’ interest in net income attributable to the Partnership	—	—	—	—	38	19	38
Limited partners’ interest in net income attributable to the Partnership	$209	89	—	—	(72)		226

Net Income Attributable to the Partnership Per Limited Partner Unit—Basic and Diluted (dollars)
Common units	$2.20						2.13

Average Limited Partner Units Outstanding—Basic and Diluted (thousands)
Common units—public	34,804				6,304	18	41,108
Common units—Phillips 66	60,436				4,713	18	65,149
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Balance Sheet

	Millions of Dollars
	September 30, 2017
	Phillips 66 Partners LP (a)	MSLP (b)	DAPL (c)	ETCO (d)	Pro Forma Adjustments		Phillips 66 Partners LP Pro Forma
Assets	(Unaudited)	(Unaudited)
Cash and cash equivalents	$2	—	—	—	320	11	322
Accounts receivable—related parties	66	163	—	—	(163)	12	66
Accounts receivable—third parties	4	—	—	—	—		4
Materials and supplies	12	—	—	—	—		12
Other current assets	3	—	—	—	—		3
Total current assets	87	163	—	—	157		407
Equity investments	1,265	—	474	135	—		1,874
Net properties, plants and equipment	2,675	124	—	—	94	6	2,893
Goodwill	185	—	—	—	—		185
Deferred rentals and other	7	—	—	—	—		7
Total Assets	$4,219	287	474	135	251		5,366

Liabilities
Accounts payable—related parties	$10	1	—	—	(1)	12	10
Accounts payable—third parties	31	—	—	—	—		31
Accrued property and other taxes	21	—	—	—	—		21
Accrued interest	29	—	—	—	—		29
Short-term debt	17	25	—	—	—		42
Deferred revenues	25	—	—	—	—		25
Other current liabilities	2	—	—	—	—		2
Total current liabilities	135	26	—	—	(1)		160
Long-term debt	2,273	75	—	—	644	13, 14	2,992
Asset retirement obligations	10	—	—	—	—		10
Accrued environmental costs	2	—	—	—	—		2
Deferred income taxes	3	—	—	—	2	10	5
Deferred revenues and other	21	—	—	—	53	5	74
Total Liabilities	2,444	101	—	—	698		3,243

Equity
Net investment	—	186	474	135	(795)	12, 15	—
Preferred unitholders - public	—	—	—	—	739	18	739
Common unitholders - public	1,966	—	—	—	295	16, 18	2,261
Common unitholder - Phillips 66	472	—	—	—	—	16	472
General partner - Phillips 66	(662)	—	—	—	(686)	16, 17	(1,348)
Accumulated other comprehensive loss	(1)	—	—	—	—		(1)
Total Equity	1,775	186	474	135	(447)		2,123
Total Liabilities and Equity	$4,219	287	474	135	251		5,366
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Notes to Unaudited Pro Forma Consolidated Financial Statements

Basis of Presentation

The pro forma financial statements present the effect of the Acquisition on our historical financial position and results of operations. The pro forma adjustments were prepared as if the Acquisition occurred as of September 30, 2017, in the case of the unaudited pro forma consolidated balance sheet, and as of January 1, 2016, in the case of the unaudited pro forma consolidated statements of income for the nine months ended September 30, 2017, and the year ended December 31, 2016. Since the Acquisition is considered a reorganization of entities under common control, the Acquired Assets are presented in the pro forma financial statements at Phillip 66’s historical cost.

The pro forma financial statements reflect the following transactions:

•	The acquisition of the Acquired Assets.

•	The financing of the Acquisition and associated transaction and debt and equity offering costs, including

◦	$650 million of public debt offerings.

◦	$300 million private placement of common limited partner units.

◦	$750 million private placement of perpetual convertible preferred limited partner units.

◦	$240 million issuance of common and general partner units to Phillips 66.

The Partnership intends to use excess proceeds from the offerings for general corporate purposes, including funding of future acquisitions and organic projects and the repayment of outstanding indebtedness under our revolving credit facility.

Unaudited Pro Forma Adjustments and Assumptions

(a)
Amounts were derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, as filed with the Securities and Exchange Commission (“SEC”) on October 27, 2017.

(b)
Amounts as of and for the nine months ended September 30, 2017, were derived from the unaudited consolidated financial statements of Merey Sweeny, L.P. included in this Current Report on Form 8-K as Exhibit 99.1, and amounts for the year ended December 31, 2016, were derived from the audited consolidated financial statements of Merey Sweeny, L.P. included in this Current Report on Form 8-K as Exhibit 99.2. Pro forma allocations of MSLP’s net income between the General Partner and limited partners were based on the respective ownership interests.

(c)
Amounts reflect the acquisition of the DAPL investment at Phillip 66’s historical cost as of September 30, 2017, and the associated equity earnings from the DAPL investment for the nine months ended September 30, 2017, and the year ended December 31, 2016. Equity earnings of the DAPL investment primarily reflect earnings prospectively from June 2017, the month commercial operations commenced. Unaudited consolidated financial statements as of and for the nine months ended September 30, 2017, for DAPL are included in this Current Report on Form 8-K as Exhibit 99.3. Audited consolidated financial statements as of and for the year ended December 31, 2016, for DAPL are included in this Current Report on Form 8-K as Exhibit 99.4. Pro forma allocations of DAPL’s net income between the General Partner and limited partners were based on the respective ownership interests.

(d)
Amounts reflect the acquisition of the ETCO investment at Phillip 66’s historical cost as of September 30, 2017, and the associated equity earnings from the ETCO investment for the nine months ended September 30, 2017, and the year ended December 31, 2016. Equity earnings of the ETCO investment primarily reflect earnings prospectively from June 2017, the month commercial operations commenced. Unaudited consolidated financial statements as of and for the nine months ended September 30, 2017 for ETCO are included in this Current Report on Form 8-K as Exhibit 99.5. Audited consolidated financial statements as of and for the year ended December 31, 2016, for ETCO are included in this Current Report on Form 8-K as Exhibit 99.6. Pro forma allocations of ETCO’s net income between the General Partner and limited partners were based on the respective ownership interests.

(e)	Amounts were derived from the audited consolidated financial statements included in our 2016 Annual Report on Form 10-K, as filed with the SEC on February 17, 2017.

Adjustments:

(1)
Reflects the elimination of MSLP’s historical processing fees of $98 million and $149 million for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively, related to MSLP’s processing of Phillip 66’s long residue produced from its sour crude unit.

In connection with the Acquisition, an amended and restated tolling services agreement was executed between the Partnership and Phillips 66 to process Phillips 66’s feedstock through MSLP’s facilities to produce petroleum coke and other products. Pro forma adjustments of $121 million and $170 million were made to operating revenues—related parties for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively, to reflect revenue utilizing fixed tolling fees, excess tolling fees and variable tolling fees under the amended and restated tolling services agreement based on MSLP’s actual historical processing volumes for the respective periods.

(2)
Reflects the elimination of MSLP’s historical third-party petroleum coke sales of $59 million and $68 million for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively. Reflects the elimination of operating and maintenance expenses of $19 million and $32 million and depreciation of $1 million and $2 million for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively, related to coke handling operations and related assets.

Prior to the Acquisition, MSLP distributed, in the form of a non-cash partner distribution, all of its petroleum coke handling facilities to Phillips 66. Phillips 66 retained title of petroleum coke inventory and related third party sales agreements.

(3)
Reflects the elimination of MSLP’s historical interest income of $2 million and $5 million for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively. Additionally, reflects the elimination of the historical access fee of $10 million and $20 million included in operating and maintenance expenses for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively, which MSLP paid to Phillips 66 for use of facility improvements at Phillips 66’s Sweeny Refinery.

Prior to the Acquisition, Phillips 66 and MSLP terminated (i) the improvement loans Phillips 66 owed MSLP and (ii) the access fee MSLP paid to Phillips 66 for use of the facility improvements at the Sweeny Refinery. Upon termination, MSLP, in the form of a non-cash partner distribution, wrote-off the outstanding receivable balance due from Phillips 66.

(4)
Reflects the elimination of $1 million and $3 million for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively, related to the historical commitment fee Phillips 66 paid MSLP as compensation for processing services.

(5)
Reflects the establishment of $53 million of deferred revenue as of September 30, 2017, related to Phillip 66’s contribution, pursuant to the Contribution Agreement, for the prepayment of services to be provided related to MSLP’s next scheduled turnaround.

(6)
Reflects an adjustment of $94 million to MSLP’s historical carrying value of net properties, plants and equipment (PP&E) as of September 30, 2017, to adjust them to fair value as of February 7, 2017. Upon Phillips 66’s deemed acquisition of MSLP in February 2017, MSLP elected to not apply pushdown accounting to its separate financial statements; therefore, this adjustment records such assets at fair value, which will be reported by the Partnership in its post-acquisition financial statements. In addition, an adjustment of $3 million and $4 million to depreciation for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively, is presented related to this PP&E fair value adjustment.

Reflects an adjustment of $13 million to MSLP’s historical other income (loss) for the nine months ended September 30, 2017, to reflect the net gain recognized by Phillips 66 upon MSLP’s repayment of its senior bonds prior to their maturity, which will be reported by the Partnership in its post-acquisition financial statements. Since MSLP elected to not apply pushdown accounting to its separate financial statements, this adjustment in combination with the make-whole payment loss of $12 million recorded by MSLP in its separate financial statements reflects the net gain Phillips 66 recognized upon repayment of the senior bonds.

(7)
Reflects $2 million of additional operating and maintenance expenses for both the nine months ended September 30, 2017, and the year ended December 31, 2016, associated with increased general liability insurance, including business interruption, and property insurance premiums that we expect to incur, based on estimates from our insurance brokers, related to the Acquired Assets.

(8)
Reflects $1 million and $2 million of additional general and administrative expenses for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively, associated with amendments to our omnibus agreement made in connection with the Acquisition for services received from Phillips 66 related to general and administrative support of the Acquired Assets.

(9)
Reflects estimated incremental interest expense of $20 million and $26 million for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively. In connection with the Acquisition, we closed on public debt offerings and issued $500 million aggregate principal amount of 3.750% Senior Notes due 2028 and an additional $150 million aggregate principal amount of our outstanding 4.680% Senior Notes due 2045.

(10)
Reflects estimated income tax provision of $1 million for the nine months ended September 30, 2017, and a $2 million deferred income tax adjustment as of September 30, 2017, associated with MSLP’s inclusion in the Partnership’s consolidated Texas franchise tax return.

(11)	Reflects net adjustments to cash as follows:
Increases to cash:

•	Proceeds received from the public debt offering of $650 million.

•	Proceeds received from the private placement of common limited partner units of $300 million.

•	Proceeds received from the private placement of convertible preferred limited partner units of $750 million.

•	Receipt of Phillips 66’s contribution of $53 million for the prepayment of costs related to MSLP’s next scheduled turnaround.
Decreases to cash:

•
Payment of the $450 million term loan assumed as part of the Acquisition. In connection with the Acquisition, proceeds from the Acquisition funding were utilized to repay the term loan assumed as part of the Acquisition.

•
Payment of the $588 million promissory notes assumed as part of the Acquisition. In connection with the Acquisition, proceeds from the Acquisition funding were utilized to repay the promissory notes assumed as part of the Acquisition.

•	Payment of $372 million to Phillips 66 as part of the total consideration for the Acquisition.

•	Payment of estimated transaction costs of $1 million associated with the Acquisition, including legal and advisory fees, which are reflected as expense when incurred.

•	Payment of debt issuance costs of $6 million in connection with the public debt offering, including underwriter discounts, legal fees, accounting fees, and filing and printing fees.

•	Payment of expenses and fees of $16 million in connection with the private placement of common and convertible preferred limited partner units.

(12)	Reflects the elimination of receivables that Phillips 66 will retain and liabilities that Philips 66 is obligated to pay pursuant to the terms of the Contribution Agreement.

(13)
Reflects the public debt offering of $650 million offset by expenses and costs associated with the debt offering of $6 million, including underwriter discounts, legal fees, accounting fees, and filing and printing fees.

(14)
Reflects $1,038 million of debt assumed in connection with the Acquisition, fully offset by $1,038 million of repayments made utilizing proceeds from the Acquisition funding. Debt assumed as part of the consideration transferred for the Acquisition included (i) a $450 million term loan and (ii) $588 million of promissory notes.

(15)	Reflects the elimination of Phillips 66’s net investment in the Acquired Assets at the closing of the Acquisition.

(16)
Reflects payment of estimated transaction costs of $1 million associated with the Acquisition, including legal and advisory fees, which are allocated to the common unitholders and General Partner in accordance with their pro forma respective ownership percentages at September 30, 2017.

(17)	Reflects the adjustment of $686 million to the General Partner’s capital for the excess of consideration paid over historical book value of the Acquired Assets.

(18)
Reflects the issuance of issuance of (i) 4,713,113 common limited partner units and 292,665 general partner units as consideration to Phillips 66 in the Acquisition and (ii) 6,304,204 common limited partner units and 13,819,791 convertible preferred limited partner units in connection with the private placement equity offerings. The newly issued common and general partner units had no assumed distributions in the pro forma income statement periods presented, as the assumed changes required to previous cash distribution decisions would not be directly attributable to the Acquisition. The convertible preferred units were not considered to be dilutive for both the nine months ended September 30, 2017, and the year ended December 31, 2016.

Common limited partner units issued in the private placement were sold at a unit price of $47.59 which resulted in net proceeds of $295 million. Convertible preferred limited partner units issued in the private placement were sold at a preferred unit price of $54.27 which resulted in net proceeds of $739 million. The common and general partner units issued to Phillips 66 as consideration in the Acquisition were assigned no value because the cash consideration and debt assumed exceeded the historical net book value of the Acquired Assets.

(19)
Reflects the pro forma allocation of net income to the General Partner related to the net impact of all pro forma adjustments. The pro forma allocation to the General Partner was based on its ownership interest. Reflects the pro forma allocation of the preferred unitholders’ interest in net income.

Pro Forma Net Income Per Limited Partner Unit

The pro forma basic and diluted net income per limited partner unit was determined by dividing the respective limited partners’ interests in pro forma net income attributable to the Partnership by the weighted-average number of limited partner units outstanding for the period. Because all common units, convertible preferred units and general partner units issued in connection with the Acquisition were assumed to have been outstanding for the entire fiscal year 2016 and the first nine months of 2017, the pro forma basic and diluted weighted-average number of common units outstanding equals the actual weighted-average number of common units outstanding for the year ended December 31, 2016 and nine months ended September 30, 2017, plus the newly issued common units in connection with the Acquisition.